UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 7, 2014

HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, at the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of Hess Corporation (the “Company”) held on May 7, 2014, the Company’s stockholders approved amendments to the Company’s Restated Certificate of Incorporation (the "Amendments").  The Amendments provide for (1) the elimination of two-thirds supermajority voting requirements by (i) reducing the vote required to approve the sale, lease or exchange of all or substantially all of the Company's assets to a simple majority of outstanding shares and (ii) deleting the fair price provision that required two-thirds of the disinterested stockholders to approve certain business combinations with stockholders owning 20% or more of the Company's outstanding voting stock and (2) the elimination of provisions concerning $3.50 cumulative convertible preferred stock. A certificate of amendment to the Restated Certificate of Incorporation reflecting the Amendments was filed with the Secretary of State of the State of Delaware and became effective on May 12, 2014 and is attached hereto as Exhibit 3.1.

The foregoing description of the Amendments is qualified in its entirety by the full text of the Amendments, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2014 Annual Meeting was held on May 7, 2014. The following is a summary of the matters voted on at the meeting and the voting results for each matter:

Proposal 1 – Election of Directors. The following five director nominees were elected by a majority of votes as directors for the ensuing one-year term or until their successors have been elected or appointed: Terrence J. Checki, Edith E. Holiday, John H. Mullin III, James H. Quigley and Robert N. Wilson.

Name	For	Against	Abstain	Broker Non-Votes

Terrence J. Checki	250,821,085	868,179	642,056	25,964,094
Edith E. Holiday	236,570,986	15,141,818	618,516	25,964,094
John H. Mullin III	247,990,271	3,690,630	650,419	25,964,094
James H. Quigley	250,605,094	1,061,315	664,911	25,964,094
Robert N. Wilson	248,640,454	3,061,988	628,878	25,964,094

Proposal 2 – Advisory Vote on Executive Compensation. The stockholders approved (on an advisory basis) the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting.

For	243,539,780
Against	7,051,606
Abstain	1,739,934
Broker Non-Votes	25,964,094

Proposal 3 – Ratification of Independent Auditors. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014.

For	274,562,632
Against	3,005,091
Abstain	727,691

Proposal 4A – Elimination of 80% Supermajority Voting Requirements in the Company’s Restated Certificate of Incorporation and By-Laws. The stockholders did not approve the proposed amendments to the Company’s Restated Certificate of Incorporation and By-Laws to eliminate the 80% supermajority voting requirements. This proposal failed to receive the required affirmative vote of at least 80% of the Company’s outstanding shares of common stock.

For	250,674,421
Against	1,028,021
Abstain	628,878
Broker Non-Votes	25,964,094

Proposal 4B – Elimination of Two-Thirds Supermajority Voting Requirements in the Company’s Restated Certificate of Incorporation. The stockholders approved the proposed amendments to the Company’s Restated Certificate of Incorporation to eliminate the two-thirds supermajority voting requirements.

For	250,505,771
Against	1,173,202
Abstain	652,347
Broker Non-Votes	25,964,094

Proposal 5 – Elimination of Provisions Concerning a series of $3.50 Cumulative Convertible Preferred Stock in the Company’s Restated Certificate of Incorporation. The stockholders approved the proposed amendments to the Company’s Restated Certificate of Incorporation to eliminate provisions concerning a series of $3.50 cumulative convertible preferred stock.

For	250,661,179
Against	878,688
Abstain	791,453
Broker Non-Votes	25,964,094

Proposal 6 – Stockholder Proposal Regarding Carbon Asset Risk Report. The stockholders did not approve the stockholder proposal recommending that the Company prepare a report regarding carbon asset risk.

For	18,998,085
Against	207,175,786
Abstain	26,157,449
Broker Non-Votes	25,964,094

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Hess Corporation, effective May 12, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 13, 2014

HESS CORPORATION
By:	/s/ Timothy B. Goodell
Name: Title:	Timothy B. Goodell Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Hess Corporation, effective May 12, 2014